                                                                     Exhibit 4.2

================================================================================

                              TRIAD HOSPITALS, INC.

                            (a Delaware corporation)

                     7.0% Senior Subordinated Notes due 2013

                               PURCHASE AGREEMENT

Dated: November 6, 2003

================================================================================

                                TABLE OF CONTENTS

SECTION 1.    REPRESENTATIONS AND WARRANTIES BY THE COMPANY

     (a)   Representations and Warranties......................................3
           (i)      Offering Memorandum........................................3
           (ii)     Incorporated Documents.....................................3
           (iii)    Independent Accountants....................................3
           (iv)     Financial Statements.......................................3
           (v)      No Material Adverse Change in Business.....................4
           (vi)     Good Standing of the Company...............................4
           (vii)    Good Standing of Designated Subsidiaries...................4
           (viii)   Capitalization.............................................5
           (ix)     Authorization of Agreement.................................5
           (x)      Authorization of the Indenture.............................5
           (xi)     Authorization of the Original Securities...................5
           (xii)    Authorization of the Registration Rights Agreement.........5
           (xiii)   Authorization of the Exchange Securities...................6
           (xiv)    Description of the Securities and the Indenture............6
           (xv)     Absence of Defaults and Conflicts..........................6
           (xvi)    Absence of Labor Dispute...................................7
           (xvii)   Absence of Proceedings.....................................7
           (xviii)  Absence of Further Requirements............................7
           (xix)    Possession of Licenses and Permits.........................8
           (xx)     Title to Property..........................................8
           (xxi)    Environmental Laws.........................................8
           (xxii)   Investment Company Act.....................................9
           (xxiii)  Similar Offerings..........................................9
           (xxiv)   Rule 144A Eligibility......................................9
           (xxv)    No General Solicitation....................................9
           (xxvi)   No Registration Required..................................10
           (xxvii)  Reporting Company.........................................10
           (xxviii) Regulations T, U and X....................................10
           (xxix)   Medicare and Medicaid.....................................10
           (xxx)    Internal Accounting Controls..............................11
           (xxxi)   Insurance.................................................11
     (b)   Officer's Certificates.............................................11

SECTION 2.    SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING

     (a)   Securities.........................................................11
     (b)   Payment............................................................11
     (c)   Denominations; Registration........................................12

SECTION 3.    COVENANTS OF THE COMPANY

     (a)   Offering Memorandum................................................12
     (b)   Notice and Effect of Material Events...............................12
     (c)   Amendment to Offering Memorandum and Supplements...................12
     (d)   Qualification of Securities for Offer and Sale.....................13
     (e)   Rating of Securities...............................................13
     (f)   DTC................................................................13
     (g)   Use of Proceeds....................................................13
     (h)   Restriction on Sale of Securities..................................13
     (i)   PORTAL Designation.................................................13
     (j)   Reporting Requirements.............................................13

SECTION 4.    PAYMENT OF EXPENSES

     (a)   Expenses...........................................................13
     (b)   Termination of Agreement...........................................14

SECTION 5.    CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS

     (a)   Opinion of Counsel for Company.....................................14
     (b)   Opinion of Counsel for Initial Purchasers..........................14
     (c)   Officers' Certificate..............................................15
     (d)   Accountants' Comfort Letter........................................15
     (e)   Bring-down Comfort Letter..........................................15
     (f)   Rating.............................................................15
     (g)   PORTAL.............................................................15
     (h)   Additional Documents...............................................16
     (i)   Termination of Agreement...........................................16

SECTION 6.    SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES

     (a)   Offer and Sale Procedures..........................................16
           (i)      Offers and Sales only to Qualified Institutional
                       Buyers.................................................16
           (ii)     No General Solicitation...................................16
           (iii)    Purchases by Non-Bank Fiduciaries.........................16
           (iv)     Subsequent Purchaser Notification.........................16
           (v)      Minimum Principal Amount..................................17
           (vi)     Restrictions on Transfer..................................17
           (vii)    Delivery of Offering Memorandum...........................17
     (b)   Covenants of the Company...........................................17
           (i)      Integration...............................................17
           (ii)     Rule 144A Information.....................................17
           (iii)    Restriction on Repurchases................................18

     (c)   Qualified Institutional Buyer......................................18
     (d)   Resale Pursuant to Rule 144A.......................................18
     (e)   Additional Representations and Warranties of Initial Purchasers....18

SECTION 7.    INDEMNIFICATION

     (a)   Indemnification of Initial Purchasers..............................18
     (b)   Indemnification of Company.........................................19
     (c)   Actions against Parties; Notification..............................19
     (d)   Settlement without Consent if Failure to Reimburse.................20

SECTION 8.    CONTRIBUTION

SECTION 9.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
              SURVIVE DELIVERY

SECTION 10.   TERMINATION OF AGREEMENT

     (a)   Termination; General...............................................22
     (b)   Termination; Tender Offer..........................................22
     (c)   Liabilities........................................................22

SECTION 11.   DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS

SECTION 12.   NOTICES

SECTION 13.   PARTIES

SECTION 14.   TAX TREATMENT

SECTION 15.   GOVERNING LAW AND TIME

SECTION 16.   EFFECT OF HEADINGS

SECTION 17.   COUNTERPARTS

SCHEDULES

     Schedule A - List of Initial Purchasers                             Sch A-1
     Schedule B - Pricing Information                                    Sch B-1
     Schedule C - List of Subsidiaries                                   Sch C-1

EXHIBITS

     Exhibit A-1 - Form of Opinion of Company's Counsel                  A-1-1
     Exhibit A-2 - Form of Opinion of General Counsel                    A-2-1

                              TRIAD HOSPITALS, INC.
                            (a Delaware corporation)

                                  $600,000,000
                     7.0% Senior Subordinated Notes due 2013

                               PURCHASE AGREEMENT

                                                                November 6, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Banc of America Securities LLC
   as Representatives of the several Initial Purchasers
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
4 World Financial Center, North Tower
New York, New York 10080

Ladies and Gentlemen:

          Triad Hospitals, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC ("Banc of America") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Banc of America are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $600,000,000 aggregate principal amount of the Company's 7.0% Senior Subordinated Notes due 2013 (the "Original Securities"). The Original Securities are to be issued pursuant to an indenture dated as of November 12, 2003 (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee"). Original Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

          The Company understands that the Initial Purchasers propose to make an offering of the Original Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Original Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Original Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Original Securities and the Indenture, investors that acquire Original Securities may only resell or otherwise transfer such Original Securities if such Original Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

          The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 3, 2003 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated November 6, 2003 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Original Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Original Securities.

          Holders (including subsequent transferees) of the Original Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") to be dated the Closing Time in form and substance reasonably satisfactory to the Initial Purchasers and conforming to the description thereof in the Offering Memorandum, for so long as such Original Securities constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to (i) file with the Commission under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") relating to the issue of debt securities (collectively with the Private Exchange Securities (as defined in the Registration Rights Agreement), the "Exchange Securities" and, together with the Original Securities, the "Securities,") to be offered in exchange for the Original Securities (the "Exchange Offer") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Original Securities and (ii) use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Original Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Transaction Documents."

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

          SECTION 1. Representations and Warranties by the Company.

          (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

               (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

               (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission (other than those furnished to the Commission) since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied or will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

               (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

               (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

               (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or ownership interests of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than those under the Company's Senior Secured Credit Agreement (as defined in the Offering Memorandum); none of the outstanding shares of capital stock or ownership interests of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary.

               (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

               (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to public policy considerations and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (xi) Authorization of the Original Securities. The Original Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to public policy considerations and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (xii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to public policy considerations and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum under the caption "Exchange Offer; Registration Rights."

               (xiii) Authorization of the Exchange Securities. The Exchange Securities have been, or on the Closing Time will be, duly and validly authorized for issuance by the Company and, when issued and authenticated by the Trustee and delivered to the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming due authorization, execution and delivery thereof by the Trustee), the Exchange Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to public policy considerations and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of the Indenture.

               (xiv) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

               (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obliga-tions hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or, except as would not have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which, in either case, would reasonably be expected to result in a Material Adverse Effect.

               (xvii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

               (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except (A) such as have been already obtained, (B) in connection with the registration of the Exchange Securities pursuant to the Registration Rights Agreement, (C) any filings under state securi-ties or Blue Sky laws in connection with the sale of the Securities,
          (D) the qualification of the Indenture under the Trust Indenture Act in connection with the Exchange Offer and (E) such filing, authorization, approval, consent, license, order, registration, qualification or decree the failure to so make or obtain would not have a Material Adverse Effect.

               (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except as disclosed in the Offering Memorandum or where the failure to so possess would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Offering Memorandum or where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) would not, singly or in the aggregate, have a Material Adverse Effect and, except as would not have a Material Adverse Effect, all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims as would not have a Material Adverse Effect.

               (xxi) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or ad-ministrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
          (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

               (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiii) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Original Securities in a manner that would require the Original Securities to be registered under the 1933 Act.

               (xxiv) Rule 144A Eligibility. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, the Original Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

               (xxv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Original Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

               (xxvi) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof and compliance by all Subsequent Purchasers with the "Notice to Investors"
          section in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Original Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Original Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

               (xxvii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

               (xxviii) Regulations T, U and X. None of the Company or any agent acting on its behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

               (xxix) Medicare and Medicaid. To the extent described in the Offering Memorandum and except as otherwise described in the Offering Memorandum, all facilities owned, operated or managed as continuing operations by the Company (A) are licensed, to the extent necessary, under appropriate state laws to conduct the business as described in the Offering Memorandum, except as would not result in a Material Adverse Effect; (B) are certified for participation or enrollment in the Medicare and Medicaid programs; (C) have the benefit of a current and valid provider contract with the Medicare and Medicaid programs; and (D) are substantial compliance with the terms and conditions of participation in such programs and have received all approvals or qualifications necessary for reimbursement, except, in each case, where the failure to be so licensed or certified, to have the benefit of such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company, the amounts established as provisions for Medicare and Medicaid adjustments and adjustments by any other third party payors on the financial statements of the Company are sufficient in all material respects to pay any amounts for which the Company may be liable for such adjustments. Except as described in the Offering Memorandum, the Company has not received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings are pending, threatened or imminent, in each case, except such notices or threatened investigations, surveys or proceedings which singly or in the aggregate would not have a Material Adverse Effect.

               (xxx) Internal Accounting Controls. The Company and its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxxi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect except for failures to have such insurance in full force and effect or to carry and be entitled to benefits of insurance which would not have a Material Adverse Effect.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

          (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Original Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Original Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

          (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Original Securities shall be made at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Original Securities. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Original Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the

Original Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          (c) Denominations; Registration. Certificates for the Original Securities shall be in such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Original Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

          SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

          (b) Notice and Effect of Material Events. The Company will notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Original Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Original Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise which
(i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

          (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent will not be unreasonably withheld. Neither the consent of the Ini-tial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

          (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Original Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Original Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Original Securities.

          (f) DTC. The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Original Securities to be eligible for clearance and settlement through the facilities of DTC.

          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Original Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

          (h) Restriction on Sale of Securities. During a period of 60 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, commence a public offering under the 1933 Act or a private offering under Rule 144A of any other debt securities of the Company that are substantially similar to the Securities.

          (i) PORTAL Designation. The Company will use its reasonable best efforts to permit the Original Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

          (j) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. Payment of Expenses.

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Pur-chasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Original Securities, (iii) the preparation, issuance and delivery of the certificates for the Original Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Original Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky survey, and any supplement thereto, (vi) the reasonable fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322; provided, however, that, except as provided in Sections 4(b), 7 and 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on any resale of the Securities by them and any advertising expenses in connection with any offers they make.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof or by the Company in accordance with the provisions of Section 10(b) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

          SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof and in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Dewey Ballantine LLP, counsel for the Company, and Donald P. Fay, General Counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers substantially to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

          (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the matters set forth in (i), (ii),
(vi) through (x), inclusive, (xvii) and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdic-tions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (e) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (f) Rating. At the Closing Time, the Original Securities shall be rated at least "B3" by Moody's and "B" by S&P, and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Original Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Original Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Original Securities or any of the Company's other debt securities.

          (g) PORTAL. At the Closing Time, the Original Securities shall have been designated for trading on PORTAL.

          (h) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

          (i) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

          SECTION 6. Subsequent Offers and Resales of the Securities.

          (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Original Securities:

               (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Original Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers"). Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Original Securities in any jurisdiction outside the United States.

               (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Original Securities.

               (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of an Original Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

               (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Original Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Original Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with

          Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Original Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

               (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than US$100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least US$100,000 principal amount of the Securities.

               (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Original Securities except as otherwise agreed by the Company and the Initial Purchasers.

               (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Original Securities from such Initial Purchaser, in connection with its original distribution of the Original Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

          (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

               (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Original Securities by the Company to the Initial Purchasers, (ii) the resale of the Original Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Original Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

               (ii) Rule 144A Information. The Company agrees that, in order to render the Original Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Original Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Original Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

               (iii) Restriction on Repurchases. Until the earlier of two years after the original issuance of the Original Securities or the date that all of the Original Securities shall have been exchanged for Exchange Securities the Company will not, and will cause its Affiliates not to, resell any Original Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate of the Company shall submit such Original Securities to the Trustee for cancellation.

          (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

          (d) Resale Pursuant to Rule 144A. Each Initial Purchaser understands that the Original Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any Original Securities constituting part of its allotment within the United States except in accordance with Rule 144A under the Securities Act or another applicable exemption from the registration requirements of the 1933 Act.

          (e) Additional Representations and Warranties of Initial Purchasers. Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Original Securities, except with its affiliates or with the prior written consent of the Company.

          SECTION 7. Indemnification.

          (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the prior written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment thereto).

          (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, each officer or director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that the indemnifying party may wish, assume the defense of any such action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with Section 7(a)(iii), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 8. Contribution. If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Original Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Original Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net pro-ceeds from the offering of the Original Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Original Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Original Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Original Securities to the Initial Purchasers.

          SECTION 10. Termination of Agreement.

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Original Securities or to enforce contracts for the sale of the Original Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Termination; Tender Offer. It is understood that the obligation of the Company to sell the Securities being sold by them hereunder is subject to the condition that the Company accept 11% Senior Subordinated Notes due 2009 for purchase in the tender offer that the Company commenced on October 27, 2003. If the Company does not accept 11% Senior Subordinated Notes for purchase in such tender offer, this Agreement may be terminated by the Company upon notice to the Initial Purchasers at or prior to the Closing Time.

          (c) Liabilities. If this Agreement is terminated pursuant to this
Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 14 shall survive such termination and remain in full force and effect.

          SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Original Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall have 24 hours to procure another purchaser of Defaulted Securities satisfactory to the Representatives. If after arrangements by the Representatives or the Company for the purchase of Defaulted Securities:

          (a) the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Original Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

          (b) the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Original Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section 11 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 11.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, New York, New York 10080, attention of Jill Wallach, Esq. and Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, attention of Ilana Wolfe, Esq. with a copy to Noah B. Newitz at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005; notices to the Company shall be directed to it at 5800 Tennyson Parkway, Plano, Texas 75024, attention of General Counsel with a copy to Morton A. Pierce and Michelle B. Rutta at Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019.

          SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. Tax Treatment. Notwithstanding anything to the contrary contained herein, any confidentiality obligations of the Company and Initial Purchasers that relate to the transactions contemplated by this and any other related agreements (the "Transaction") shall not apply to the U.S. federal tax treatment or U.S. federal tax structure of the Transaction and each party hereto (and any employee, representative, or agent of any party) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the Transaction and all other materials of any kind (including opinions or other U.S. federal tax analysis) that are provided to any party hereto relating to such U.S. federal tax treatment and U.S. federal tax structure. However, any such information relating to such U.S. federal tax treatment and U.S. federal tax structure is required to be kept confidential to the extent necessary to comply with any applicable securities laws. The preceding sentences are intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provisions) of the Treasury Regulations issued under the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

          SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        TRIAD HOSPITALS, INC.


                                        By:  /s/ Burke W. Whitman
                                            ------------------------------------
                                            Name: Burke W. Whitman
                                            Title: CFO

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
BANC OF AMERICA SECURITIES LLC

By: Merrill Lynch, Pierce, Fenner & Smith
       Incorporated


     By: /s/ James Forbes
         ------------------------------------
         Name:  James Forbes
         Title: Managing Director


By: Banc of America Securities LLC


     By: /s/ Robert L. Parker
         ------------------------------------
         Name:  Robert L. Parker
         Title: MD

          For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A

                                                                     Principal
                                                                     Amount of
Name of Initial Purchaser                                            Securities
-------------------------                                           ------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated...............   $144,000,000
Banc of America Securities LLC...................................   $114,000,000
Citigroup Global Markets Inc. ...................................   $ 40,000,000
Credit Suisse First Boston LLC ..................................   $ 40,000,000
Goldman, Sachs & Co. ............................................   $ 40,000,000
Credit Lyonnais Securities (USA) Inc. ...........................   $ 24,000,000
Fleet Securities, Inc. ..........................................   $ 24,000,000
J.P. Morgan Securities Inc. .....................................   $ 24,000,000
Scotia Capital (USA) Inc. .......................................   $ 24,000,000
SunTrust Capital Markets, Inc. ..................................   $ 24,000,000
Wachovia Capital Markets, LLC....................................   $ 24,000,000
Bear, Stearns & Co. Inc. ........................................   $ 18,000,000
Lehman Brothers Inc. ............................................   $ 18,000,000
Morgan Stanley & Co. Incorporated................................   $ 18,000,000
BOSC, Inc. ......................................................   $ 12,000,000
Stephens Inc. ...................................................   $ 12,000,000

                                                                    ------------
Total............................................................   $600,000,000
                                                                    ============

                                    Sch A-1

                                   SCHEDULE B

                              TRIAD HOSPITALS, INC.
                 $600,000,000 Senior Subordinated Notes due 2013

          1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

          2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 98.0% of the principal amount thereof.

          3. The interest rate on the Securities shall be 7.0% per annum.

          4. Prior to November 15, 2008, we may redeem all or any portion of the Securities at a redemption price equal to 100% of the principal amount plus the Applicable Premium described in the Offering Memorandum, plus accrued and unpaid interest to the redemption date. We may redeem the Securities, in whole or in part, at any time on or after November 15, 2008 at our option at the redemption prices set forth in the Offering Memorandum under the heading "Description of the Notes--Optional Redemption," plus accrued and unpaid interest to the redemption date.

          5. On or before November 15, 2006, we may redeem up to 35% of the Securities with the net proceeds of certain equity offerings at 107.0% of the principal amount thereof, plus accrued interest, if at least 65% of the aggregate principal amount of the originally issued Securities remain outstanding.

                                    Sch B-1

                                   SCHEDULE C

                              LIST OF SUBSIDIARIES

Triad Holdings III, LLC
Triad Holdings IV, LLC
Triad Holdings, V, LLC
Triad of Indiana, LLC
IOM Healthsystems, LP

                                    Sch C-1

                                                                     Exhibit A-1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the statutory preemptive rights of any stockholder of the Company.

     (v) Each Designated Subsidiary that is a Delaware corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, to our knowledge, all of the issued and outstanding capital stock of each Designated Subsidiary that is a Delaware corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, with respect to shares of such capital stock owned directly or indirectly by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than those under the Company's Senior Secured Credit Agreement (as defined in the Offering Memorandum).

     (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (vii) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee (assuming the due authorization, execution and de-

                                      A-1-1
livery thereof by the Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (viii) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the parties thereto other than the Company), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (ix) The Original Securities have been duly authorized by the Company and, when executed by the Company and authenticated, issued and delivered in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) against payment of the purchase price therefor as provided in the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (x) The Exchange Securities have been duly and validly authorized by the Company and, when executed, issued and delivered by the Company in exchange for the Original Securities pursuant to the Exchange Offer in accordance with the terms of the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture.

     (xi) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and the notes thereto, and the other financial data and statistical data derived from financial data therein and the exhibits thereto as to which we render no opinion), when they were filed with the Commission appeared on their face to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (xii) The statements made in the Final Offering Memorandum under the caption "Material Federal Income Tax Considerations," insofar as they purport to constitute a summary of United States federal tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters described therein in all material respects.

     (xiii) The statements made in the Final Offering Memorandum under the headings "Summary--The Offering," "Description of the Notes" and "Exchange Offer; Registration Rights," insofar as they purport to constitute summaries of the terms of contracts and other documents, constitute accurate summaries of the terms of such contracts and other documents in all material respects.

     (xiv) To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal, New York or Delaware court or governmental authority or agency is necessary or required for the due execution, delivery or performance by the Company of the Indenture and the Registration Rights Agree-

                                      A-1-2
ment for the offering, issuance or sale of the Securities to the Initial Purchasers except (a) such as have already been obtained and are in full force and effect, (b) in connection with the registration of the Exchange Securities pursuant to the Registration Rights Agreement, (c) any filings under state securities or Blue Sky laws in connection with the sale of the Securities, (d) the qualification of the Indenture under the Trust Indenture Act in connection with the Exchange Offer, (e) as disclosed in the Offering Memorandum and (f) for such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure so to obtain would not have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Indenture.

     (xv) Subject to compliance by the parties to the Purchase Agreement with the representations, covenants and agreements therein, it is not necessary in connection with the offer, sale and delivery of the Original Securities to the Initial Purchasers and to each initial Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

     (xvi) The execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not result in any violation of any United States federal or New York State statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or United States federal court or governmental agency or body (other than Blue Sky laws and regulations and laws and regulations relating to the NASD), except for violations that would not result in a Material Adverse Effect.

     (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          In addition, we have participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of the Company and representatives and counsel of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although we have not undertaken to determine independently, nor do we pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of and subject to the foregoing (and relying as to materiality upon information furnished and assessments made by officers and other representatives of the Company), no facts have come to our attention to lead us to believe that the Final Offering Memorandum, as of its date and as of the date of this opinion, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except as to the financial statements and the notes thereto and the schedules and other financial

                                      A-1-3
data and statistical data derived from financial data included therein or omitted therefrom, as to which we express no view).

                                      A-1-4

                                                                     Exhibit A-2

                       FORM OF OPINION OF GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

               (i) To the knowledge of such counsel, except as disclosed in the Offering Memorandum, there is no threatened or pending action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body applying Applicable Laws, which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement or the performance by the Company of its obligations thereunder or under the Securities.

               (ii) To the knowledge of such counsel, neither the Company nor any of its Designated Subsidiaries is in violation of its charter or by-laws.

               (iii) To the knowledge of such counsel, the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, any material obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or incorporated by reference therein.

               (iv) To the knowledge of such counsel, the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities will not result in any violation of any Applicable Law of any Governmental Authority, except for such violations that would not result in a Material Adverse Effect.

               In rendering such opinions, such counsel may rely, to the extent such counsel deems necessary, as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company and its subsidiaries and upon certificates of public officials. Such opinions will be limited to the laws of the State of Texas (and, solely for purposes of the opinion expressed in paragraph (ii), the Delaware General Corporation Law), excluding all laws and regulations governing Medicare or any state Medicaid program, "fraud and abuse" laws and regulations and laws and regulations regarding illegal remuneration, payments for referrals, false claims or physician referrals to entities with

                                      A-2-1
which a physician has a financial or other relationship, or laws and regulations requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provision of health care related goods and services (collectively, "Applicable Laws"). For the purpose of such opinions, "Governmental Authority" shall mean any Texas executive, judicial, administrative or regulatory body applying Applicable Law having jurisdiction over the Company or any of its subsidiaries.

                                     A-2-2